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                                                                    EXHIBIT 99.2






                               FORM OF PROXY CARD
                                   [SIDE ONE]


                        FIRST INTERNATIONAL BANCORP, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                  JUNE 1, 2001 SPECIAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints Leslie A. Galbraith and Shaun P. Williams and each of them proxies, each with power of substitution, to vote at the Special Meeting of Shareholders of FIRST INTERNATIONAL BANCORP, INC. to be held on Friday, June 1, 2001 (including any adjournments or postponements thereof), with all of the powers the undersigned would possess if personally present, as specified on the reverse side of this ballot on the: (i) adoption of the Agreement and Plan of Merger, dated as of January 15, 2001, by and among the Company, United Parcel Service, Inc., and Stag Merger Company, Inc., a subsidiary of UPS, (ii) election of directors, and (iii) the transaction of any other business that may come before the meeting, in accordance with their discretion, and revokes all proxies previously given by the undersigned with respect to the shares of Company Common Stock, par value $0.01 per share, covered hereby.


                 (TO BE CONTINUED AND SIGNED ON THE OTHER SIDE)



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                                   [SIDE TWO]

                                                                Please mark your
                                                           votes as indicated in
                                                                this example [X]

1. ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 15, 2001, AMONG UNITED PARCEL SERVICE, INC., FIRST INTERNATIONAL BANCORP, INC. AND STAG MERGER COMPANY, INC., A SUBSIDIARY OF UPS, AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY, PURSUANT TO WHICH STAG MERGER COMPANY, INC. WILL BE MERGED WITH AND INTO THE COMPANY AND THE COMPANY WILL BECOME A WHOLLY-OWNED SUBSIDIARY OF UPS.

         The Board of Directors recommends a vote FOR the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby.

         FOR         AGAINST           ABSTAIN



2.        ELECTION OF DIRECTORS                Nominees:
                                               MICHAEL R. CARTER and
                                               FRANK P. LONGOBARDI
FOR all nominees        WITHHOLD
Listed to the right     AUTHORITY              Instruction:  To withhold authority to vote for
(except as marked       To vote for all        any individual nominee, write that nominee's name
to the contrary)        nominees listed        in the space provided below.
                        to the right

                                               --------------------------------------



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IN THE APPOINTED PROXIES' DISCRETION.

PLEASE DATE, SIGN AS YOUR NAME APPEARS HEREON, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS AND RELATED PROXY
STATEMENT/PROSPECTUS.


SIGNATURE                DATE         SIGNATURE                DATE
          --------------      -------           --------------      ------

NOTE: Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.

Please check here if you plan to attend the Special Meeting.